UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 28, 2008
Hubbell Incorporated
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

584 Derby Milford Road, Orange,	06477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 203 799 4100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
We are herein providing updated financial information of Hubbell Incorporated for the three years ended December 31, 2007. During the first quarter of 2008, the Company realigned its internal organization and operating segments. This reorganization included combining the electrical products business (included in the Electrical segment) and the industrial technology business (previously its own reporting segment) into one business, as part of the Electrical reporting segment. Following the reorganization, effective for the first quarter of 2008, the Company’s reporting segments consist of the Electrical segment and the Power segment. Accordingly, our historical segment financial information and related disclosures have been reclassified to reflect our current internal structure. Under generally accepted accounting principles, we are required to reclassify amounts related to segment reporting on a basis comparable to our current presentation. The historical financial information included in the Exhibits hereto, which Exhibits are incorporated herein by reference, in particular, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Supplementary Data, specifically Note 1, Significant Accounting Policies, Note 3, Business Acquisitions, Note 6, Goodwill and Other Intangible Assets and Note 20, Industry Segments and Geographic Area Information, have been revised and updated from their original presentation in our Form 10-K filed on February 25, 2008 to reflect our segment realignment during the first quarter of 2008.
No other changes or modifications have been made to these financial statements.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Updated Item 8. Financial Statements and Supplementary Data

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated
May 28, 2008	By:	/s/ Darrin S. Wegman
		Name:	Darrin S. Wegman
		Title:	Vice President, Controller

EXHIBIT INDEX
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	Updated Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Updated Item 8. Financial Statements and Supplementary Data

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